
<ARTICLE> OPUR3
<LEGEND>
The following schedule contains summarized financial information extracted from the Questar Corporation Consolidated Statements of Income and Balance
Sheet for the period ended December 31, 1999, and is qualified in its entirety by reference to such unaudited financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                               2,237,997
<TOTAL-OPERATING-REVENUES>                     924,219
<NET-INCOME>                                    98,830

